Exhibit 99.2

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	January 12, 2022
Contact: Nelli Madden 732-577-9997

UMH PROPERTIES, INC. ANNOUNCES DIVIDEND INCREASE

FREEHOLD, NJ, January 12, 2022…......On January 12, 2022, the Board of Directors of UMH Properties, Inc. (NYSE:UMH) announced today that its Board of Directors approved a 5.3% increase in the Company’s quarterly common stock dividend, raising it to $0.20 per share from $0.19 per share. The dividend is payable March 15, 2022, to shareholders of record at the close of business on February 15, 2022. This represents an annual dividend rate of $0.80 per share.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 127 manufactured home communities with approximately 24,000 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama and South Carolina. UMH also owns and operates one community in Florida, containing 219 sites, through its joint venture with Nuveen Real Estate.

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A NYSE Company: Symbol - UMH

since 1968